Exhibit 99.1

FOR IMMEDIATE RELEASE

SHAKE SHACK PROVIDES BUSINESS UPDATE

COMPANY ANNOUNCES MEASURES TO ENHANCE FINANCIAL STRENGTH & FLEXIBILITY

NEW YORK, April 2, 2020 -- Shake Shack (NYSE: SHAK), provided a business update today on the impact of the COVID-19 pandemic and steps the Company has taken to conserve cash and increase available liquidity to maximize financial flexibility until current market conditions stabilize.

“We are navigating through an unprecedented time that continues to evolve rapidly. Our message across the company has been to lead with hope, while acting on reality, and to make the necessary choices today to ensure our strength and growth continues for many years to come. We are taking the crucial steps to safeguard the health of our teams and communities, while we work to serve our guests to the best of our ability. In addition to our focus on the pre-ordering convenience of our Shack app and web channels, we are taking this moment to add additional delivery partners to all Shacks where available. Postmates, DoorDash, Caviar and Uber Eats, in addition to Grubhub, will be integrated into our systems to provide maximum availability for our guests,” said Randy Garutti, Shake Shack CEO.

“With 9 company-operated Shacks temporarily closed, and the remainder relying solely on to-go and delivery orders, our sales have been severely impacted and we are working to align our operating costs as best we can. Over the last two weeks, as mandated shutdowns and stay at home orders have gone into place across the country, sales at all Shacks have been dramatically reduced. Compared to last year, excluding Shacks that are temporarily closed, sales across our domestic company-operated Shacks are currently down between 50% and 90%, averaging down approximately 70% in total. While we work through this extremely challenging time, I couldn’t be more thankful for our team and their dedication to keeping our Shacks operating, or more grateful to our guests for their continued trust and support. Shake Shack was born as a community gathering place in Madison Square Park in New York CIty. Around the globe, communities are being asked to temporarily do the exact opposite of the fundamental human need to gather with friends that we’ve built this company upon. While we expect to feel this impact for some time ahead, you can bet that when the day comes where friends, families, coworkers, travelers and everyone in our community chooses to gather again, Shake Shack will be the place they choose to do so.” concluded Garutti.

Business Update

●	Same-Shack-Sales were down approximately 2% through the first two months of the First Quarter of 2020, in line with previous guidance. Following the outbreak of the coronavirus in the US in early March, Same-Shack-Sales started to decline significantly, with the impact becoming more acute as the month progressed, resulting in March Same-Shack-Sales being down 29% compared to the same period last year.

With Shake Shack real estate heavily indexed towards high volume, urban and premier shopping locations, the impact to the company will continue to be significant during the period of stay-at-home orders across the country. From mid-March, Shacks that remained open were operating in a limited to-go or delivery model, with all dining rooms closed. As of today, most Shacks do not allow guests inside and have creatively converted to curbside to-go ordering and even modified drive-up configurations to keep Shack teams and guests safely distanced.

●	The company’s licensed Shack business has also been deeply impacted during this time. Beginning in China in January and subsequently around the globe, licensed partners around the world have also seen dramatic sales declines. The stadium business is fully closed, and of the airport locations that have remained open, they are currently seeing a small fraction of the travelers they saw just a few weeks ago before travel was curtailed. Throughout the UK and the Middle East, Shake Shacks are mostly closed or running on modified hours with delivery only. Throughout Asia, Shacks are closed in the Philippines, and sales are deeply impacted in Japan, Korea, and Singapore. In one bright spot, business in Shanghai and Hong Kong has begun to see a slow but steady rebound towards the end of March from their low points earlier in the quarter. At this time, just 70 of 120 total licensed Shacks remain open.
●	With immediate effect, the company is expanding its integrated delivery partners to include Postmates, DoorDash, Caviar and Uber Eats, all of which will be available across Shacks over the next one to two weeks and has moved to a non-exclusive agreement with Grubhub.
●	The company’s supply chain has not been impacted at this time.
●	On March 16, the company withdrew financial guidance for the fiscal year ending December 30, 2020. Further detail around business performance will be shared in the Company’s First Quarter earnings call.

Financial Liquidity Update

●	The company drew down on its revolving credit facility of $50M on March 24 to enhance financial flexibility.
●	As of April 1st, the company had $104 million in cash and marketable securities on hand, providing adequate liquidity for the foreseeable future.[1]
●	The company has also taken the following measures to reduce costs:
○	Approximately 20% of existing Home Office headcount has been furloughed or laid off. Furloughed team members will receive ongoing pay through at least April 8th and will have the option to keep or be paid out for earned PTO. During the time of the furlough, Shake Shack will pay 100% of employer and employee medical premiums, through July 1
○	Salary reductions have been taken across all executives and Home Office employees
○	A hiring freeze has been implemented across the company
○	Reviewing operating hours as well as potential closings of operations in certain Shacks where Sales are not at levels sufficient to stay open during this time
○	Significant reductions have been made in in staffing and operating expenses across all Shacks
○	New design and construction of future Shacks has been suspended (with the exception of a handful of Shacks where construction is near complete). The company does not intend to open any new Shacks at this time
○	Non-essential capital expenditures have been suspended
○	Board of Directors cash compensation has been deferred at this time
○	Assessing the stimulus bill and how it may benefit Shake Shack and its team members

1 Excluding deposits in transit, foreign currency and other reconciling items

Additional Commentary

●	Actions taken to protect employees and guests:
○	Closed dining rooms and shifted to a to go only model with pickup and delivery, with most Shacks taking orders externally only
○	Increased restaurant cleaning, sanitizing and handwashing protocols
○	Any employee diagnosed with COVID-19 will be fully paid for two weeks while they are out of work, and is eligible to continue to receive pay through the company’s short-term disability plan which available to all employees
○	Free access to a 24-hour emotional support helpline available to all employees
○	Driving awareness of Shake Shack’s HUG Fund, a fund the company has had in place for a number of years to help other employees in times of need
●	Shake Shacks around the country have provided more than 4,500 meals to 65 plus hospitals, shelters, firehouses, humane societies and food banks.
●	Shake Shack is introducing new ways to get Shake Shack during this time through creative collaborations and bespoke operating models:
○	Launched cook-at-home ShackBurger meal kits, in collaboration with Goldbelly, a curated online marketplace for regional and artisanal foods. The ready-to-cook boxes are shipped with all the staples needed to recreate a classic ShackBurger at home and are available for nationwide shipping
○	Partnership with famed fine-dining beef purveyor, Pat LaFrieda on a first of its kind steakhouse meal, Steak Frites. Beginning Saturday, March 28, Shake Shack began serving a to-go meal featuring a 10oz. Pat LaFrieda ribeye steak, served with crinkle cut fries, watercress greens, ShackSauce and horseradish. The Steak Frites are available via drive through from the Shake Shack food truck in the Paramus, NJ parking lot and for pickup at the West Village Shack while supplies last.

About Shake Shack

Shake Shack is a modern day “roadside” burger stand known for its 100% all-natural Angus beef burgers, chicken sandwiches and flat-top Vienna beef dogs (no hormones or antibiotics - ever), spun-fresh frozen custard, crinkle cut fries, craft beer and wine and more. With its fresh, simple, high-quality food at a great value, Shake Shack is a fun and lively community gathering place with widespread appeal. Shake Shack’s mission is to Stand for Something Good®, from its premium ingredients and caring hiring practices to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the company has expanded to more than 280 locations in 30 U.S. States and the District of Columbia, including more than 95 international locations across London, Hong Kong, Shanghai, Singapore, Philippines, Mexico, Istanbul, Dubai, Tokyo, Seoul and more.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the guidance set forth below. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, expected financial outlook for fiscal 2020, expected Shack openings, expected same-Shack sales growth and trends in the Company’s operations. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Form 10-K for the fiscal year ended December 25, 2019 filed with the Securities and Exchange Commission (“SEC”). All of the Company’s SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contacts

Media:

Shake Shack

Kristyn Clark

kclark@shakeshack.com

or

Investors:

ICR

Melissa Calandruccio CFA

Michelle Michalski

investor@shakeshack.com